Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & NINE MONTH 2009 RESULTS

Newport Beach, CA – November 4, 2009 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the three and nine month periods ended September 30, 2009.

Fiscal 2009 Third Quarter Financial Highlights – versus Fiscal 2008 Third Quarter:

•	Net sales were $66.4 million compared to $67.6 million.

•	Net income was $2.1 million compared to $6.0 million.

•	Earnings per diluted share were $0.08 versus $0.22.

Fiscal 2009 Nine Month Financial Highlights – versus Fiscal 2008 Nine Month Results:

•	Net sales were $158.5 million compared to $166.5 million.

•	Net income was $2.8 million compared to $12.1 million.

•	Earnings per diluted share were $0.10 versus $0.44.

Eric Wintemute, President and CEO of American Vanguard, stated: “Amidst challenging conditions in the Ag Chemical marketplace presently, we delivered quarterly sales revenues roughly equal to the same period last year. While some of our product portfolio outperformed the prior year period, we were negatively impacted by diminished sales of two very important seasonal contributors. Reduced demand for our Dibrom® mosquito adulticide resulted from less hurricane related precipitation in the Gulf Coast region. Relative to a very strong season in 2008, sales of this highly profitable mosquito eradicator were off by about 70% this year. Additionally, quarterly global sales of our leading fungicide product were about 35% below the prior year, as a result of reduced demand in international markets.

“As we previously reported, we have reacted to recent softness in domestic market demand by scaling back the production output of our manufacturing facilities in order to refrain from building excess inventories. Running factories at reduced operating rates has made it necessary to expense unabsorbed overheads resulting in lower gross profit margins. Indeed, the combination of lower sales of high margin products like Dibrom and the expensing of unabsorbed manufacturing costs has resulted in diminished profitability in the current quarter.”

Mr. Wintemute continued: “We have made significant progress toward the balance sheet objectives that we established in our last quarterly report to shareholders. During the current quarter, we reduced inventory levels by over 10%, maintained our diligence in receivables collection and generated sufficient cash to reduce the outstanding balance on our revolving credit line by over 35%.”

Mr. Wintemute concluded, “Our organization is focusing its full attention on improving our operating performance, achieving better financial results and strengthening our corporate balance sheet.”

Conference Call

Eric Wintemute, President & CEO, Trevor Thorley, EVP & COO and David T. Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Wednesday, November 4, 2009. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 33510653). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2009	2008	2009	2008
Net sales	$66,371	$67,636	$158,493	$166,478
Cost of sales	45,007	38,850	102,154	96,344

Gross profit	21,364	28,786	56,339	70,134
Operating expenses	17,470	18,111	49,570	47,493

Operating income	3,894	10,675	6,769	22,641
Interest expense	825	1,098	2,622	3,345
Interest income	—	—	—	(75)
Interest capitalized	(12)	(63)	(38)	(171)

Income before income taxes	3,081	9,640	4,185	19,542
Income tax expense	984	3,611	1,393	7,438

Net income	$2,097	$6,029	$2,792	$12,104

Earnings per common share—basic	$.08	$.23	$.10	$.46

Earnings per common share—assuming dilution	$.08	$.22	$.10	$.44

Weighted average shares outstanding—basic	27,124	26,788	27,071	26,596

Weighted average shares outstanding—assuming dilution	27,609	27,580	27,660	27,500

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	September 30, 2009	Dec. 31, 2008
	(Unaudited)	(Note)
Current assets:
Cash and cash equivalents	$901	$1,229
Receivables:
Trade, net of allowance for doubtful accounts of $330 and $472	56,355	51,405
Other	328	563

	56,683	51,968

Inventories	99,475	90,626
Prepaid expenses	1,568	1,688

Total current assets	158,627	145,511
Property, plant and equipment, net	40,247	41,241
Intangible assets	88,083	91,079
Other assets	9,443	9,106

	$296,400	$286,937

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2009	Dec. 31, 2008
	(Unaudited)	(Note)
Current liabilities:
Current installments of long-term debt	$9,506	$6,656
Accounts payable	17,390	16,196
Accrued program costs	24,989	16,204
Accrued expenses and other payables	5,283	6,767
Income taxes payable	954	3,332

Total current liabilities	58,122	49,155
Long-term debt, excluding current installments	72,268	75,748
Deferred income taxes	6,021	6,091

Total liabilities	136,411	130,994

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,412,015 shares at September 30, 2009 and 29,209,863 shares at December 31, 2008	2,941	2,920
Additional paid-in capital	40,215	38,873
Accumulated other comprehensive loss	(2,091)	(3,593)
Retained earnings	122,077	120,896

	163,142	159,096
Less treasury stock, at cost, 2,260,996 shares at September 30, 2009 and December 31, 2008	(3,153)	(3,153)

Total stockholders’ equity	159,989	155,943

	$296,400	$286,937

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2009 and 2008

(Unaudited)

Increase (decrease) in cash	2009	2008
Cash flows from operating activities:
Net income	$2,792	$12,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,124	8,711
Deferred income tax	(70)	774
Stock-based compensation expense related to stock options and employee stock purchases	895	554
Changes in assets and liabilities associated with operations:
Increase in receivables	(4,715)	(10,461)
Increase in inventories	(8,849)	(25,792)
Increase in prepaid expenses and other assets	(2,281)	(1,702)
Increase in accounts payable	2,351	4,317
Increase in other current liabilities	4,103	9,303

Net cash provided (used in) operating activities	4,350	(2,192)

Cash flows from investing activities:
Capital expenditures	(3,746)	(8,101)
Acquisitions of intangible assets	—	(8,892)

Net cash used in investing activities	(3,746)	(16,993)

Cash flows from financing activities:
Net borrowings under line of credit agreement	3,000	23,000
Principal payments on long-term debt	(3,080)	(3,080)
Proceeds from the issuance of common stock from exercise of stock options and sale of stock under ESPP	468	1,329
Acquisition of Treasury stock	—	(408)
Payment of cash dividends	(1,341)	(1,323)

Net cash (used in) provided by financing activities	(953)	19,518

Net (decrease) increase in cash	(349)	333
Cash and cash equivalents at beginning of period	1,229	3,201
Effect of exchange rate changes on cash	21	(380)

Cash and cash equivalents as of September 30,	$901	$3,154